Exhibit 4

CENTURY COMMERCIAL BANCORP, INC.

Parma, Ohio

THIS CERTIFIES that                                          is the registered holder of                  fully paid and non-assessable shares of the common stock, par value $.01 per share, of Century Commerical Bancorp, Inc. (the “Company”), a Maryland-chartered corporation.

This Certificate is transferable only on the books of the Company upon the surrender of the same properly endorsed. The interest in said Company represented by this Certificate may not be retired or withdrawn, except as provided in the Charter and Bylaws of the Company. SUCH INTEREST IS NOT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

IN WITNESS WHEREOF, Century Commercial Bancorp, Inc. has caused this Certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this      day of March, 2008.

CENTURY COMMERICAL BANCORP, INC.

(SEAL)
Jeffrey J. Calabrese
Secretary		President and Chief Operating Officer

The Company will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Company.

Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Company may require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT		Custodian		UNIF GIFT MIN ACT		Custodian

	(Cust)		(Minor)		(Cust)		(Minor)

TEN COM - as tenants in common TEN ENT = as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common

Under Uniform Gift to Minors Act -		Under Uniform Gift to Minors Act -

	(State)		(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.